Exhibit 99.1

American Stock Exchange

86 Trinity Place

New York, NY 10006-1872

James P. Mollen

Director – Listing Qualifications

Via Facsimile and Federal Express

April 20,2006

Mr. Harry Zhang
Chief Financial Officer
AXM Pharma, Inc.
17870 Castleton Street, Suite 255
City of Industry, CA  91748

Dear Mr. Zhang:

This will confirm the American Stock Exchange LLC’s (the “Exchange” or “Amex”) intention to proceed with the filing of an application with the Securities and Exchange Commission (the “SEC”) pursuant to Section 1009 of the Amex Company Guide (the “Company Guide”) to strike the common stock of AXM Pharma, Inc. (“AXM” or the “Company”) from listing and registration on the Exchange (the “Staff Determination”).1

The Exchange has adopted certain standards and procedures which assist in reviewing a company’s continued listing eligibility.  These standards are set forth in the Company Guide including, but not limited to, Parts 10, 11, and 12.

The following provides the basis for the Staff Determination:

A.

The Plan does not make a reasonable demonstration of the Company’s ability to regain compliance by May 2, 2006.

By letter dated February 1, 2006, the Amex advised AXM that the Company was not in compliance with certain of the Exchange’s continued listing standards.  Specifically, the Company was not in compliance with Section 1003(a)(iv) of the Company Guide in that it had sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, as to whether it would be able to continue operations and/or meet its obligations as they matured.  Pursuant to Section 1009 of the Company Guide, the Company was offered the opportunity to submit a plan of compliance advising the Exchange of action that it had taken or would take to bring the Company into compliance by May 2, 2006.  On March 3, 2006, the Company

1  The Amex Company Guide may be accessed at www.amex.com.

Mr. Harry Zhang

April 20, 2006

submitted its plan of compliance (the “Plan”). 2  In light of the Company’s current financial condition, Staff believes the steps outlined in the Plan will not enable the Company to regain compliance within the proper timeframe.

B.

Since submitting the Plan, the Company has fallen out of compliance with the following additional continued listing standards.

a)

Section 1003(a)(iii) of the Company Guide requires a company to maintain stockholders’ equity in excess of $6 million if it has sustained losses from continuing operations and/or net losses in its five most recent fiscal years.  In this regard, the Company’s Form 10-KSB for the fiscal year ended December 31, 2005 revealed that the Company’s stockholders’ equity was $4,089,407 and that it had reported five consecutive years of net and operating losses.

b)

Section 301 of the Company Guide provides that a listed company is not permitted to issue or register additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the Exchange that the securities have been approved for listing.  In this regard, it appears that the Company issued 150,000 shares of common stock to Madden Consulting, Inc. on August 31, 2005, 60,000 shares of common stock for services on September 8, 2005, 50,000 shares of common stock to Ashok Patel on September 9, 2005 and 245,645 shares of common stock to convertible debenture holders in payment of principal and interest on September 19, 2005.  These issuances of shares were done without receiving approval from the Exchange, in contravention of Section 301 of the Company Guide.

C.

Staff is concerned that the ongoing SEC investigation may identify activity that raises public interest concerns.

LQ Staff learned that, on December 21, 2005, the SEC issued a subpoena and initiated an investigation to determine if AXM and/or other parties affiliated with it may have violated the reporting, anti-fraud, accounting and other provisions of the federal securities laws. Section 1003(f)(iii) of the Company Guide states that the Exchange will consider suspending dealings in, or removing from the list, the securities of a company, if the company or its management engage in operations which, in the opinion of the Exchange, are contrary to the public interest. Based on the seriousness of the allegations and depending on the outcome of the SEC’s investigation, Staff is concerned that public interest concerns may arise.

Based on the foregoing, LQ Staff concluded that it is appropriate to initiate immediate delisting proceedings at this time.

2 On March 6, 2006, Amex advised AXM that it was not in compliance with certain corporate governance standards as required by Sections 121(A)(1), 121(B)(2)(a)(i), 121(B)(2)(a)(ii), 804 and 805 of the Company Guide. By letter dated March 20, 2006, the Company demonstrated that it achieved compliance with all corporate governance standards.

Mr. Harry Zhang

April 20, 2006

* * * * * *

This Staff Determination constitutes notice of a failure to satisfy one or more continued listing standards, AXM is therefore required to file a current report on Form 8-K pursuant to Item 3.01 of that Form within the prescribed time periods. The Company must also issue a press release pursuant to Sections 402 and 1202(b) of the Company Guide,3 concurrent with the filing of the Form 8-K.4 This press release must disclose receipt of this letter and the specific continued listing deficiencies upon which it is based.5 The Company must provide a copy of this disclosure to both the Amex StockWatch and Listing Qualifications Departments at least 20 minutes prior to its public dissemination.6 For your convenience, we have enclosed a list of news services that the Company may use in connection with this disclosure.7

This letter and any response may, until disclosed via the SEC filing and press release, constitute non-public information in accordance with federal securities laws, and you may wish to consult with your legal counsel about the Company’s obligations in this regard. The only designated representatives at the Exchange with which this matter should be discussed, are staff members of the Listing Qualifications Department, StockWatch and the Office of the General Counsel. Further, you are reminded that, pursuant to Section 910 of the Company Guide, Amex Specialists must be treated as members of the public, and accordingly, no non-public information should be discussed with or otherwise disclosed to the Company’s specialist.

Please be advised that Section 1202(b) of the Company Guide does not relieve the Company of its obligation to assess the materiality of the Staff Determination as it relates to the federal securities laws. This rule also does not provide a safe harbor under the federal securities laws.

3 Please note that the seven-day period noted in Section 1202(b) has been superseded by the requirements of Form 8-K and the Company is required to issue the requisite press release within four days of this notification.

4 Failure to file the Form 8-K within the requisite time periods pursuant to Item 3.01 of that Form will cause the Staff to assess whether the Company engages in operations contrary to the public interest and whether a halt in the trading of the Company’s common stock is warranted or should be maintained until the Company’s SEC filing obligations are fulfilled.

5 Should the Company subsequently fail to comply with other continued listing standards, and receive notice of such deficiency, then it must also make the disclosure required by Section 1202(b) of the Company Guide with respect to such additional deficiency, even if the Company has already exercised its right to appeal the Staff’s determination.

6 This notice should be provided to the Amex StockWatch Department (telephone: 212-306-8383; facsimile; 212-306-1488) and the Listing Qualifications Department (telephone: (212) 306-1331 facsimile: 212-306-5359).

7 While the Amex does not endorse any particular format or provide a sample press release related to this disclosure, you may wish to consider language that discloses that: on (DATE OF RECEIPT OF STAFF DETERMINATION) the Company received notice from the Amex Staff indicating that the Company no longer complies with Exchange’s continued listing standards due to (____), as set forth in Section 1003(____) of the Company Guide, and that its securities are, therefore, subject to being delisted from the Exchange. The Company has appealed this determination and requested a hearing before a committee of the Exchange. There can be no assurance Company’s request for continued listing will be granted. The Company may also wish to consider including in its public disclosure whether its securities may be eligible to trade on another marketplace.

Mr. Harry Zhang

April 20, 2006

Accordingly, the Company should consult with its securities counsel regarding its disclosure and other obligations mandated by law.

In accordance with Sections 1203 and 1009(d) of the Company Guide, AXM has a limited right to appeal the Staff Determination by requesting an oral hearing or a hearing based on a written submission before a Listing Qualifications Panel (a “Panel”).8 Please be advised that the Panel may only authorize the continued listing of the Company’s securities as permitted by Sections 1009 and 1204(c) of the Company Guide.

The fee for an oral hearing is $5,000; the fee for a hearing based on a written submission, is $4,000. A written request for a hearing and the required hearing fee and must be received by April 27, 2006. Please note that the hearing fee is non-refundable and must be paid by certified check payable to “The American Stock Exchange LLC” and submitted separately from the hearing request in accordance with the instructions on the attached Hearing Fee Payment Form. Please be advised that, in accordance with Section 1203 of the Company Guide, the Company will be deemed to have waived the opportunity for a hearing, and a hearing will not be scheduled, unless AXM has submitted the applicable hearing fee and all unpaid listing fees due to the Exchange by April 27, 2006.

The request for a hearing and a copy of the check should be submitted to:

Arlene Collins-Day
Hearings Administrator
Office of the General Counsel
American Stock Exchange LLC
86 Trinity Place
New York, NY 10006
Tel: (212) 306-1252
Fax: (212) 306-2139

Hearing requests should not contain written arguments in support of the Company’s position. Should the Company choose to appeal the Staff Determination, it will have an opportunity during the hearing process to submit written materials in support of its appeal, as well as to make an oral presentation at the hearing. If you would like additional information regarding the hearing process, please contact Ms. Collins-Day.

Section 1211 of the Company Guide prohibits communications relevant to the merits of a proceeding under Part 12 of the Company Guide between the Company and the Office of the General Counsel’s hearings staff (“Hearing Staff’) unless the Listing Qualifications Staff is provided notice and an opportunity to participate. In that regard, the Listing Qualifications Staff has waived its right to participate in any oral communications between the Company and the Hearing Staff. Should the Listing Qualifications Staff decide to revoke such waiver, the Company

8 Each Listing Qualifications Panel is generally comprised of three members of the Exchange’s Committee on Securities, as specified in Section 1204 of the Company Guide.

Mr. Harry Zhang

April 20, 2006

will be immediately notified and the requirements of Section 1211 of the Company Guide will be enforced.

Please be advised that if the Company elects not to appeal the Staff Determination by April 27, 2006, it will become final. The Exchange Staff will then suspend trading in the Company’s securities and submit an application to the SEC to strike the Company’s common stock from listing and registration on the Exchange in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

Very truly yours,

     /s/    James Mollen

Enclosures

cc: Arlene Collins-Day